Exhibit 2.8

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 19, 2013, among Energias Renovables del Sur S.A. (the “Guaranteeing Subsidiary”), an indirect subsidiary of Navios South American Logistics Inc. (or its permitted successor), a Marshall Islands corporation (the “Company”), the Company and Navios Logistics Finance (US) Inc., a Delaware corporation, (together with the Company, the “Co-Issuers”) the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (or its permitted successor) under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Co-Issuers and the Guarantors has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time, the “Indenture”), dated as of April 12, 2011 providing for the issuance of 9 1/4% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee, on and subject to the terms, conditions and limitations set forth in the Notation of Guarantee and in the Indenture, including, but not limited, to Article Ten thereof.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Co-Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April, 19, 2013

ENERGIAS RENOVABLES DEL SUR S.A.

By:	/s/ George Achniotis
Name: George Achniotis
Title: Authorized Signatory

MERCO PARANA S.A.

By:	/s/ Claudio Lopez
Name: Claudio Lopez
Title: Authorized Signatory

NAVIOS SOUTH AMERICAN LOGISTICS INC.,

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Authorized Signatory

NAVIOS LOGISTICS FINANCE (US) INC.,

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Authorized Signatory

CORPORACION NAVIOS S.A. NAUTICLER S.A. PONTE RIO SOCIEDAD ANONIMA NAVARRA SHIPPING CORPORATION PELAYO SHIPPING CORPORATION COMPANIA DE TRANSPORTE FLUVIAL INTERNACIONAL S.A.

PETROVIA INTERNACIONAL S.A. STABILITY OCEANWAYS S.A. HS SHIPPING LTD. INC. HS SOUTH INC. HS TANKERS INC. HS NAVIGATION INC. as Guarantors

By:	/s/ George Achniotis
Name: George Achniotis
Title: Authorized Signatory

THALASSA ENERGY S.A.,

By:	/s/ Claudio P. Lopez
Name: Claudio P. Lopez
Title: Authorized Signatory

COMPANIA NAVIERA HORAMAR S.A., as Guarantor

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Authorized Signatory

MERCO PAR S.A.C.I., as Guarantor

By:	/s/ Horacio E. Lopez
Name: Horacio E. Lopez
Title: Authorized Signatory

By:	/s/ Eduardo Blanc
Name: Eduardo Blanc
Title: Authorized Signatory

NAVEGACION GUARANI S.A., as Guarantor

By:	/s/ Carlos A. Lopez
Name: Carlos A. Lopez
Title: Authorized Signatory

By:	/s/ Antonio Quinonez
Name: Antonio Quinonez
Title: Authorized Signatory

HIDROVIA OSR S.A., as Guarantor

By:	/s/ Antonio Quinonez
Name: Antonio Quinonez
Title: Authorized Signatory

By:	/s/ Marcos J. Peroni
Name: Marcos J. Peroni
Title: Authorized Signatory

MERCO FLUVIAL S.A.. as Guarantor

By:	/s/ Marcos J. Peroni
Name: Marcos J. Peroni
Title: Authorized Signatory

By:	/s/ Quirino Fernandez
Name: Quirino Fernandez
Title: Authorized Signatory

PETROLERA SAN ANTONIO S.A., as Guarantor

By:	/s/ Carlos A. Lopez
Name: Carlos A. Lopez
Title: Authorized Signatory

By:	/s/ Eduardo Blanc
Name: Eduardo Blanc
Title: Authorized Signatory

VARENA MARITIME SERVICES S.A., as Guarantor

By:	/s/ Carmen Rodriguez
Name: Carmen Rodriguez
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Martin Reed
Vice President